UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 6, 2018 (May 31, 2018)

Covia Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38510	13-2656671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8834 Mayfield Road, Chesterland, Ohio	44026
(Address of principal executive offices)	(Zip Code)

Telephone: (800) 255-7263

(Registrant’s telephone number, including area code)

Unimin Corporation

258 Elm Street, New Canaan, Connecticut 06840

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On June 1, 2018, Covia Holdings Corporation, a Delaware corporation (formerly known as Unimin Corporation and referred to herein as the “Company”), consummated the business combination transaction contemplated by the Agreement and Plan of Merger, dated as of December 11, 2017 (the “Merger Agreement”), by and among the Company, Fairmount Santrol Holdings Inc., a Delaware corporation (“Fairmount Santrol”), SCR-Sibelco NV, a privately owned Belgian company (“Sibelco”), Bison Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of the Company (“Merger Sub”) and Bison Merger Sub I, LLC, a Delaware limited liability company and direct wholly owned subsidiary of the Company (“Merger Sub LLC”). Pursuant to the Merger Agreement, on June 1, 2018, Merger Sub merged with and into Fairmount Santrol, with Fairmount Santrol continuing as the surviving corporation (the “Merger”), followed immediately by the merger of Fairmount Santrol with and into Merger Sub LLC, with Merger Sub LLC continuing as the surviving entity and a direct wholly owned subsidiary of the Company (the “Second Merger”).

Upon the consummation of the Merger and the Second Merger, Fairmount Santrol became a wholly owned subsidiary of the Company, the former shareholders of Fairmount Santrol received approximately 35% of the common stock of the Company and cash consideration of $170 million, Sibelco owned approximately 65% of the common stock of the Company, and the Company’s common stock began trading on the New York Stock Exchange (the “NYSE”) under the ticker symbol “CVIA.”

Item 1.01 Entry into a Material Definitive Agreement

Contribution Agreement

On May 31, 2018, the Company entered into a business contribution agreement (the “Contribution Agreement”), by and among the Company, Sibelco and Sibelco North America, Inc. (“HPQ Co”), pursuant to which the Company contributed assets comprising its global high purity quartz mining and production business to HPQ Co in exchange for 100% of the issued and outstanding shares of common stock of HPQ Co and the assumption by HPQ Co of certain liabilities relating to the transferred assets.

A description of the material terms and conditions of the Contribution Agreement can be found in the section entitled “Certain Relationships and Related Party Transactions—Relationship with Sibelco—Contribution Agreement” in the Company’s Registration Statement on Form S-4 (File No. 333-224228), as amended (the “Form S-4”), initially filed with the Securities and Exchange Commission (the “Commission”) on April 11, 2018 and declared effective by the Commission on April 26, 2018. This description is incorporated by reference herein. The description of the Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed herewith as Exhibit 2.2.

Redemption Agreement

On May 31, 2018, pursuant to the Contribution Agreement, the Company entered into a redemption agreement (the “Redemption Agreement”), by and between the Company and Sibelco, pursuant to which the Company sold all of the shares of HPQ Co to Sibelco in exchange for the redemption of 169,550 shares of common stock of the Company held by Sibelco, on the terms and conditions set forth in the Redemption Agreement.

The description of the Redemption Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Redemption Agreement, which is filed herewith as Exhibit 10.1.

Tax Matters Agreement

On May 31, 2018, the Company entered into a tax matters agreement (the “Tax Matters Agreement”), by and among the Company, Sibelco and HPQ Co, governing their respective rights, responsibilities and obligations relating to tax liabilities, the filing of tax returns, the control of tax contests and other tax matters.

A description of the material terms and conditions of the Tax Matters Agreement can be found in the section entitled “Certain Relationships and Related Party Transactions—Relationship with Sibelco—Tax Matters Agreement” in the Form S-4. This description is incorporated by reference herein. The description of the Tax Matters Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Tax Matters Agreement, which is filed herewith as Exhibit 10.2.

Stockholders Agreement

On June 1, 2018, the Company entered into a stockholders agreement (the “Stockholders Agreement”), by and between the Company and Sibelco. The Stockholders Agreement contains various provisions relating to, among other things, representation on the board of directors of the Company (the “Board”), certain transactions involving Sibelco requiring approval of independent directors nominated by Fairmount Santrol, preemptive rights, certain limitations on the disposal or transfer of shares of common stock of the Company by Sibelco, certain standstill limitations and ownership caps, and certain information rights.

In accordance with the Stockholders Agreement, from June 1, 2018 until the day following the third annual meeting of stockholders of the Company following June 1, 2018, Sibelco will vote all voting shares of Company common stock owned by it, and take all other necessary actions within its control, and the Company and its directors will take all necessary actions within its and their control:

•	to ensure that the number of directors constituting the Board is fixed at 13 directors;

•	prior to the Trigger Date (as defined below), to nominate and vote to elect as directors

•	the seven directors nominated by Sibelco, who initially are Kurt Decat, Jean-Luc Deleersnyder, Michel Delloye, Jean-Pierre Labroue, Olivier Lambrechts, Richard A. Navarre and Jeffrey Scofield;

•	the five directors nominated by Fairmount Santrol, who initially are William E. Conway, Charles D. Fowler, Stephen J. Hadden, William P. Kelly and Matthew F. LeBaron; and

•	the Chief Executive Officer of the Company, from time to time; and

•	from and after the Trigger Date,

•	to cause the number of directors nominated by Sibelco to be reduced so that the number of directors nominated by Sibelco is at all times equal to the product of (x) Sibelco’s percentage ownership of outstanding shares of Company common stock and (y) the total number of directors authorized to serve on the Board (rounded down to the nearest whole number); and

•	to nominate and vote to elect as directors:

•	the number of directors nominated by Sibelco calculated as described above (reflecting Sibelco’s percentage ownership of outstanding shares of Company common stock);

•	the number of individuals equal to the difference between 12 (or 10, if Sibelco has made an election prior to the Trigger Date to reduce the size of the Board in accordance with the Stockholders Agreement, as discussed below) and the number of directors nominated by Fairmount Santrol in accordance with the Stockholders Agreement; and

•	the Chief Executive Officer of the Company, from time to time.

The “Trigger Date” is defined as the earlier of (i) the close of business on the 10th business day following the date on which Sibelco and its affiliates no longer beneficially own more than 50% of the outstanding shares of Company common stock and (ii) the close of business on the business day following the public announcement by Sibelco that Sibelco has made an election that the “Trigger Date” has occurred.

In addition, under the Stockholders Agreement, Sibelco has a right, by giving written notice to the Company, to elect to reduce the number of directors constituting the Board from 13 to 11 (by removing one director nominated by Sibelco and one director nominated by Fairmount Santrol) with effect from either (A) the day following the first annual meeting of the stockholders of the Company following June 1, 2018 or (B) the day following the second annual meeting of the stockholders of the Company following June 1, 2018.

A description of the material terms and conditions of the Stockholders Agreement can be found in the section entitled “Certain Relationships and Related Party Transactions—Relationship with Sibelco—Stockholders Agreement” in the Form S-4. This description is incorporated by reference herein. The description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stockholders Agreement, which is filed herewith as Exhibit 4.1.

Registration Rights Agreement

On June 1, 2018, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), by and between the Company and Sibelco, pursuant to which and subject to the limitations contained therein, Sibelco received certain demand and piggyback registration rights with respect to its shares of common stock of the Company.

A description of the material terms and conditions of the Registration Rights Agreement can be found in the section entitled “Certain Relationships and Related Party Transactions—Relationship with Sibelco—Registration Rights Agreement” in the Form S-4. This description is incorporated by reference herein. The description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed herewith as Exhibit 4.2.

Distribution Agreements

On June 1, 2018, the Company entered into two distribution agreements (the “Distribution Agreements”), by and between the Company and Sibelco, pursuant to which the Company will be the exclusive distributor in North America and Mexico with respect to Sibelco’s products for the tiles and engobes industry (sodium feldspar chips and shredded/blended ball clay) while Sibelco will be the exclusive distributor throughout the world with respect to the products of the Company for the performance coatings and polymer solutions industries (nepheline flour, microcrystalline silica flour and ground kaolin).

A description of the material terms and conditions of the Distribution Agreements can be found in the section entitled “Certain Relationships and Related Party Transactions—Relationship with Sibelco—Distribution Agreements” in the Form S-4. This description is incorporated by reference herein. The description of the Distribution Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Distribution Agreements, which are filed herewith as Exhibits 10.3 and 10.4.

Agency Agreements

On June 1, 2018, the Company entered into two exclusive agency agreements (the “Agency Agreements”), by and between the Company and Sibelco, pursuant to which each party will provide exclusive agency services with respect to certain of the other party’s products sold into defined industries and geographic areas.

A description of the material terms and conditions of the Agency Agreements can be found in the section entitled “Certain Relationships and Related Party Transactions—Relationship with Sibelco—Agency Agreements” in the Form S-4. This description is incorporated by reference herein. The description of the Agency Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Agency Agreements, which are filed herewith as Exhibits 10.5 and 10.6.

Non-Compete Agreement

On June 1, 2018, the Company entered into a non-compete agreement (the “Non-Compete Agreement”), by and between the Company and Sibelco, pursuant to which the Company and Sibelco agreed to refrain from selling, marketing, distributing or producing certain products within defined markets and territories, and Sibelco was provided a right of first offer with respect to certain acquisitions and investment opportunities of the Company.

A description of the material terms and conditions of the Non-Compete Agreement can be found in the section entitled “Certain Relationships and Related Party Transactions—Relationship with Sibelco—Non-Compete Agreement” in the Form S-4. This description is incorporated by reference herein. The description of the Non-Compete Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Non-Compete Agreement, which is filed herewith as Exhibit 10.7.

Transition Services Agreements

On May 31, 2018, the Company entered into a transition services agreement (the “HPQ Transition Services Agreement”), by and between the Company and HPQ Co, pursuant to which HPQ Co will provide information technology transition services to the Company, and the Company will provide certain transition services to HPQ Co, including operations, information technology, consulting, supply chain, procurement, finance, communications and human resources services. The recipient of the transition services will pay a fee to the provider of such transition services, which fee is generally intended to allow the provider to recover all of its direct and indirect costs, generally without profit. The initial term of the transition services to be provided by HPQ Co to the Company is seven months. The initial term of the transition services to be provided by the Company to HPQ Co will range from one to 24 months, depending of the type of services being provided. The initial term may be extended as set forth on the schedules the HPQ Transition Services Agreement (subject to earlier termination under certain circumstances).

On June 1, 2018, the Company entered into a transition services agreement (the “Sibelco Transition Services Agreement” and, together with the HPQ Transition Services Agreement, the “Transition Services Agreements”), by and between the Company and Sibelco, pursuant to which Sibelco will provide certain information technology transition services to the Company. The Company, acting as the recipient of transition services, will pay a fee to Sibelco, which fee is generally intended to allow Sibelco to recover all of its direct and indirect costs, generally without profit. The initial term of the transition services will range from one to 24 months, depending of the type of services being provided. The initial term may be extended as set forth on the schedules the Sibelco Transition Services Agreement (subject to earlier termination under certain circumstances).

The Transition Services Agreements provide for indemnification obligations by each of the parties with the maximum aggregate liability for each transition service not exceeding the total amount paid by the recipient with respect to such transition service as of the date the indemnification claim is submitted to the indemnifying party.

The description of the Transition Services Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Services Agreements, which are filed herewith as Exhibits 10.8 and 10.9.

Credit Agreement

On June 1, 2018, the Company entered into a Credit and Guarantee Agreement with a group of banks, financial institutions and other entities, with Barclays Bank PLC and BNP Paribas Securities Corp. as joint lead arrangers and joint bookrunners (the “Credit Agreement”). The Credit Agreement provides for a $1.65 billion term loan and a $200 million revolving credit facility.

Term Loan. The term loan will mature on June 1, 2025 and will amortize in equal quarterly installments in an amount equal to 1% per year beginning with the first full fiscal quarter after the closing date of the facilities, with the balance due at maturity. Loans under the term loan must be prepaid with, subject to various exceptions, limitations and qualifications, (a) 100% of the net proceeds of all non-ordinary course asset sales and insurance proceeds, (b) 100% of the net cash proceeds of issuances of indebtedness and (c) 50% of annual excess cash flow (with stepdowns to 25% and 0% based on total net leverage ratio levels). Voluntary prepayments of the term loan are permitted at any time without premium or penalty other than (a) customary “breakage” costs with respect to LIBOR borrowings and (b) a 1.00% call protection premium applicable to certain “repricing transactions” occurring on or prior to the date that is six months after the closing date of the facilities.

Revolving Credit Facility. The revolving credit facility will mature on June 1, 2023. Voluntary reductions of the unused portion of the revolving credit facility commitment may be made at any time. The revolving credit facility includes a total net leverage ratio covenant, to be tested on a quarterly basis, commencing with the first full fiscal quarter after the closing date of the facilities, of no more than 4.50:1.00, to step down to 4.00:1.00 for the quarter ended December 31, 2018.

Interest. Interest on both facilities will accrue at a per annum rate of either (at the option of the Company) (1) LIBOR plus a spread or (2) the alternate base rate plus a spread. The spread will vary depending on the Company’s total net leverage ratio (the ratio of debt (less up to $150 million of cash) to EBITDA for the most recent four fiscal quarter period), as follows:

	Initial Term Loans		Revolving Loans
Total Net Leverage Ratio	Applicable Margin for LIBOR Loans	Applicable Margin for ABR Loans	Applicable Margin for LIBOR Loans	Applicable Margin for ABR Loans
Greater than or equal to 2.5x	4.00%	3.00%	3.75%	2.75%
Greater than or equal to 2.0x and less than 2.5x	3.75%	2.75%	3.50%	2.50%
Greater than or equal to 1.5x and less than 2.0x	3.50%	2.50%	3.25%	2.25%
Less than 1.5x	3.25%	2.25%	3.00%	2.00%

Representations, Warranties and Covenants. The facilities contain customary representations and warranties, affirmative covenants, negative covenants and events of default. Negative covenants include, among others, limitations on debt, liens, asset sales, mergers, consolidations and fundamental changes, dividends and repurchases of equity securities, repayments or redemptions of subordinated debt, investments, transactions with affiliates, restrictions on granting liens to secure obligations, restrictions on subsidiary distributions, changes in the conduct of the business, amendments and waivers in organizational documents and junior debt instruments, and changes in fiscal year.

Guarantees and Security. The term loan and the revolving credit facility are guaranteed by all of the Company’s wholly owned material restricted subsidiaries (including Fairmount Santrol (and its successor, Merger Sub LLC) and all of the wholly owned material restricted subsidiaries of Fairmount Santrol), subject to certain exceptions. In addition, subject to various exceptions, the facilities are secured by substantially all of the assets of the Company and each other guarantor, including but not limited to (a) a perfected first-priority pledge of all of the capital stock held by the Company or any other guarantor of each existing or subsequently acquired or organized wholly owned restricted subsidiary of the Company (no more than 65% of the voting stock of any foreign subsidiary) and (b) perfected first-priority security interests in substantially all of the tangible and intangible assets of the Company and each guarantor.

Incremental Facility. The Credit Agreement permits the Company to add one or more incremental term loan facilities and/or increase the commitments under the revolving credit facility in an aggregate principal amount up to the sum of (x) $250 million, plus (y) an amount of incremental facilities so that, after giving effect to any such incremental facility, on a pro forma basis, the total net leverage ratio would not exceed 2.75:1.00, plus (z) an amount equal to all voluntary prepayments of the term loan. In addition to incremental term loan facilities and revolving credit facility increases, this incremental credit capacity can be utilized in the form of (a) senior unsecured notes or loans, subject to a pro forma total net leverage ratio of up to 3.75:1.00, (b) senior secured notes or loans that are secured by the collateral on a junior basis, subject to a pro forma total net leverage ratio of up to 3.25:1.00, or (c) senior secured notes that are secured by the collateral on a pari passu basis, subject to a pro forma total net leverage ratio of up to 2.75:1.00.

Use of Proceeds. The proceeds of the term loan were used to repay debt of Fairmount Santrol, to repay debt of the Company (including debt incurred to fund the Cash Redemption (as defined below)), to pay the cash consideration to Fairmount Santrol stockholders under the Merger Agreement and to pay transaction costs for the Merger.

The description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement and the Pledge and Security Agreement, which are filed herewith as Exhibits 10.10 and 10.11.

Material Relationships

Certain of the agreements described above are between the Company and Sibelco, Sibelco North America, Inc. and/or Sibelco Nederland N.V. Sibelco owns approximately 65% of the Company’s common stock and has the right to appoint seven of 13 directors of the Company. Sibelco North America, Inc. and Sibelco Nederland N.V. are wholly owned subsidiaries of Sibelco.

The information set forth in Item 2.01 of this Current Report, to the extent applicable, is incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement

The information set forth in the Introductory Note of this Current Report is incorporated herein by reference.

On June 1, 2018, in connection with the Merger, the Company repaid $100.0 million aggregate principal amount of the Company’s 5.48% Senior Notes, Series D, issued pursuant to the Note Purchase Agreement, dated as of December 16, 2009, at 100% of their principal amount, plus a make-whole amount. In connection with the repayment, the Note Purchase Agreement was terminated in accordance with its terms.

On June 1, 2018, in connection with the Merger, the Company repaid approximately $12.6 million of net borrowings from Silfin NV, a subsidiary of Sibelco (“Silfin”), including borrowings under (i) the loan agreement between the Company and Silfin entered into in July 2014, (ii) the loan agreement between the Company and Silfin entered into in February 2017 and (iii) the overdraft credit facility between the Company and Silfin entered into in July 2016. In connection with the repayments, the loan agreements and the overdraft credit agreement with Silfin were terminated in accordance with their terms.

On June 1, 2018, in connection with the Merger, Fairmount Santrol repaid approximately (i) $705.9 million of borrowings (including accrued and unpaid interest thereon) under Fairmount Santrol’s senior secured term loan agreement, dated as of November 1, 2017, by and among Fairmount Santrol, Barclays Capital Inc., as administrative agent, and the lenders party thereto, and (ii) $35.1 million of borrowings (including accrued and unpaid interest thereon) under Fairmount Santrol’s five-year asset-based revolving credit facility, dated as of November 1, 2017, by and among Fairmount Santrol, PNC Capital Markets LLC, as administrative agent, and the lenders party thereto. In connection with the repayment, Fairmount Santrol’s senior secured term loan and asset-backed revolving credit facility were terminated in accordance with their terms.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth in the Introductory Note and Items 1.01 and 1.02 of this Current Report is incorporated herein by reference.

Completion of HPQ Carveout

On May 31, 2018, the Company contributed the assets comprising its global high purity quartz mining and production business to HPQ Co (the “HPQ Contribution”), in exchange for all of the stock of HPQ Co and the assumption by HPQ Co of the liabilities related to the business being transferred, in accordance with the Contribution Agreement. The transaction also included certain personnel and assets historically part of the Company that support coatings and polymers sales and research activities together with certain related intellectual property. The Company then sold 100% of the stock of HPQ Co to Sibelco in exchange for 169,550 shares of Company common stock held by Sibelco, in accordance with the Redemption Agreement (the “HPQ Redemption”). The HPQ Contribution and the HPQ Redemption are referred to collectively as the “HPQ Carveout.”

The HPQ Carveout constituted a significant disposition for purposes of Item 2.01 of Form 8-K. Pro forma financial information of the Company giving effect to the HPQ Carveout required by Item 9.01 is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Completion of the Merger

On June 1, 2018, Merger Sub merged with and into Fairmount Santrol, with Fairmount Santrol continuing as the surviving corporation, followed immediately by the merger of Fairmount Santrol with and into Merger Sub LLC, with Merger Sub LLC continuing as the surviving entity and a direct wholly owned subsidiary of the Company.

Pursuant to the terms of the Merger Agreement, upon the closing of the Merger, each issued and outstanding share of common stock of Fairmount Santrol (“Fairmount Santrol common stock”) was converted into the right to receive (i) 0.20 fully paid and nonassessable shares of common stock the Company with cash paid in lieu of fractional shares, if any, without interest, and (ii) approximately $0.73 in cash. The issuance of Company common stock in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to the Form S-4. The proxy statement/prospectus included in the Form S-4 contains additional information about the Merger.

Upon the closing of the Merger, the Company’s common stock was approved for listing on the NYSE under the ticker symbol “CVIA” and began trading on June 1, 2018. Shares of Fairmount Santrol common stock, which previously traded under the ticker symbol “FSMA” on the NYSE, ceased trading on June 1, 2018.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Annex A to the Form S-4 and is incorporated herein by reference. A more complete description of the Merger Agreement is included in the Form S-4 in the section entitled “The Merger Agreement” and is incorporated herein by reference.

The Company’s press release, dated June 1, 2018, announcing the consummation of the Merger, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Intellectual Property Agreements

On June 1, 2018, in connection with the consummation of the Merger, the Company entered into a trademark license agreement (the “Trademark License Agreement”), by and between the Company and Sibelco, pursuant to which the Company granted a worldwide (excluding North America and Mexico), royalty-free, non-exclusive license to Sibelco and its affiliates to use certain marks (including but not limited to the DUSTSHIELD and DST marks) in connection with industrial minerals and certain specified services. In addition, the Company granted Sibelco and its affiliates a royalty-free, nonexclusive license to use the DUSTSHIELD and DST marks in connection with the industrial minerals and certain specified services in North America and Mexico. The license conferred to Sibelco is perpetual unless terminated in accordance with the terms of the Trademark License Agreement.

On June 1, 2018, in connection with the consummation of the Merger, the Company entered into a trademark assignment agreement (the “Trademark Assignment Agreement”), by and between the Company and Sibelco Nederland N.V. (“Sibelco Nederland”), pursuant to which the Company assigned certain trademarks to Sibelco Nederland.

On June 1, 2018, in connection with the consummation of the Merger, the Company entered into six patent license agreements (the “Patent License Agreements”), by and between the Company and Sibelco, pursuant to which the Company granted Sibelco and its affiliates a worldwide (subject to certain restrictions contained in some of the Patent License Agreements), royalty-free, nonexclusive license to use certain patents.

The description of the Trademark License Agreement, the Trademark Assignment Agreement and the Patent License Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of these agreements, which are filed herewith as Exhibits 10.12-10.19.

Cash Redemption

As disclosed in the Form S-4, prior to the consummation of the Merger, the Company entered into a redemption agreement (the “Stock Redemption Agreement”) and an intercompany note (the “Intercompany Note”) with Sibelco, pursuant to which the Company redeemed 208,089 shares of its common stock held by Sibelco in exchange for an obligation of the Company to pay Sibelco approximately $520 million on June 1, 2018. This obligation was satisfied in connection with the closing of the Merger on June 1, 2018. The redemption was financed with the proceeds of the Credit Agreement.

The description of the Stock Redemption Agreement and the Intercompany Note does not purport to be complete and is qualified in its entirety by reference to the full text of these agreements, which are filed herewith as Exhibits 10.20 and 10.21.

Copies of the Merger Agreement and the other agreements filed herewith have been made available in order to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the registrant or Fairmount Santrol. The representations, warranties and covenants contained in the Merger Agreement and the other agreements filed herewith have been made solely for the purposes of those agreements and as of the specific dates therein, were solely for the benefit of parties thereto, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to stockholders. Investors and security holders are not third-party beneficiaries under the Merger Agreement or the other agreements filed herewith and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may have changed after the dates of the Merger Agreement or the other agreements filed herewith.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information under “Credit Agreement” set forth in Item 1.01 of this Current Report (and, to the extent applicable, the information under “Cash Redemption” set forth in Item 2.01 of this Current Report) is incorporated by reference in this Item 2.03.

Item 3.03. Material Modification to Rights of Security Holders

The information set forth in Items 2.01 and 5.03 of this Current Report is incorporated by reference in this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Board of Directors

Upon the closing of the Merger and pursuant to the terms of the Merger Agreement, the Stockholders Agreement and the Amended and Restated Certificate of Incorporation of the Company, the size of the Board was increased from three to 13 directors and the following individuals became directors of the Company:

•	seven directors nominated by the Company, comprised of Richard A. Navarre, Kurt Decat, Jean-Luc Deleersnyder, Michel Delloye, Jean-Pierre Labroue, Olivier Lambrechts and Jeffrey Scofield;

•	five directors nominated by Fairmount Santrol, comprised of William E. Conway, Charles D. Fowler, Stephen J. Hadden, William P. Kelly and Matthew F. LeBaron; and

•	Jenniffer D. Deckard, the President and Chief Executive Officer of the Company.

The Board confirmed Richard A. Navarre’s appointment as the Chairman of the Board of the Company.

On June 5, 2018, the Board established an Audit Committee, a Compensation Committee, a Governance Committee and an Executive Committee and appointed the following directors to serve as members of the committees:

Audit Committee

•	Richard A. Navarre (Chairperson)

•	Michel Delloye

•	Stephen J. Hadden

Compensation Committee

•	Jean-Pierre Labroue (Chairperson)

•	Jeffrey Scofield

•	William P. Kelly

Governance Committee

•	William E. Conway (Chairperson)

•	Jean-Pierre Labroue

•	Charles D. Fowler

Executive Committee

•	Richard A. Navarre (Chairperson)

•	Jenniffer D. Deckard

•	Kurt Decat

•	Jean-Luc Deleersnyder

•	Olivier Lambrechts

•	Matthew F. LeBaron

On June 1, 2018, Messrs. Campbell J. Jones and Andrew D. Eich, who were members of the Board immediately prior to the closing of the Merger, resigned from the Board (but continued to serve as executive officers of the Company as described below). Mr. Deleersnyder, who was a member of the Board immediately prior to the closing of the Merger, continued as a director of the Company.

Mr. Deleersnyder is the Chief Executive Officer of Sibelco, Mr. Decat is the Chief Financial Officer of Sibelco and Mr. Lambrechts is the Executive Vice President of Corporate Development of Sibelco. Sibelco owns approximately 65% of the common stock of the Company and has the right to appoint seven of the 13 members of the Board. For a description of transactions between the Company and Sibelco, see the agreements and matters described herein under Item 1.01, which are incorporated herein by reference.

Executive Officers

On June 1, 2018, upon the closing of the Merger, the previously announced appointments of the Company’s executive officers became effective. The names of the Company’s executive officers, including those who were appointed or promoted effective upon the consummation of the Merger, and their respective positions are indicated below:

•	Jenniffer D. Deckard, President and Chief Executive Officer;

•	Gerald L. Clancey, Executive Vice President and Chief Commercial Officer;

•	Andrew D. Eich, Executive Vice President and Chief Financial Officer (previously, Senior Vice President and Chief Commercial Officer of the Company);

•	Campbell J. Jones, Executive Vice President and Chief Operating Officer (previously, President and Chief Executive Officer of the Company); and

•	Brian J. Richardson, Executive Vice President and Chief Administrative Officer.

Information about each of the executive officers, including their business experience, is set forth in the Form S-4 in the section captioned “Management and Corporate Governance of the Combined Company After the Merger—Management of the Combined Company.” Information about employment agreements, change in control agreements and completion bonus agreements of Messrs. Campbell and Eich can be found in the sections entitled “Unimin Compensation Information—Employment Agreements and Severance Letter” and “Unimin Compensation Information—Completion Bonus Letter Agreements; Change in Control Agreements” in the Form S-4 and is incorporated herein by reference. Additional information about Ms. Deckard and Messrs. Clancey and Richardson and their compensation is set forth in Item 10 of Fairmount Santrol’s annual report on Form 10-K for the year ended December 31, 2017 and under “Interests of Fairmount Santrol’s Directors and Officers in the Merger” and “Advisory Vote on Merger-Related Compensation for Fairmount Santrol’s Named Executive Officers” in the Form S-4 and is incorporated herein by reference.

Indemnification Agreements

On June 5, 2018, the Board adopted a form of indemnification agreement for directors and officers of the Company. The indemnification agreements provide, to the fullest extent permitted under law, indemnification against all expenses (as defined in the indemnification agreements), judgments, fines and amounts paid in settlement relating to, arising out of or resulting from indemnitee’s status as a director, officer, employee or agent of the Company or any other corporation, limited liability company, partnership or joint venture, trust or other enterprise which such person is or was serving at the Company’s request. In addition, the indemnification agreements provide that the Company will advance, to the extent not prohibited by law, the expenses incurred by the indemnitee in connection with any proceeding, and such advancement will be made within 30 days after the receipt by the Company of a statement requesting such advances from time to time, whether prior to or after final disposition of any proceeding.

The description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is filed herewith as Exhibit 10.22.

Compensatory Plans

In connection with the closing of the Merger, the Company assumed sponsorship of certain of Fairmount Santrol’s compensatory plans, including each of (i) the Fairmount Santrol Holdings Inc. Amended and Restated 2014 Long Term Incentive Plan, (ii) the FMSA Holdings Inc. Stock Option Plan and (iii) the FMSA Holdings Inc. Long Term Incentive Compensation Plan (collectively, the “Plans”), and also assumed the outstanding awards granted under each of the Plans and the award agreements evidencing the grants of such awards, in each case subject to applicable adjustments in the manner set forth in the Merger Agreement. Copies of the Plans and related award agreements are filed herewith as Exhibits 10.24 through 10.40 and are incorporated herein by reference.

2018 Omnibus Incentive Plan

In connection with the closing of the Merger, the Company adopted the 2018 Omnibus Incentive Plan (the “2018 Incentive Plan”), which provides for grants of stock options, stock appreciation rights, restricted stock, other stock-based awards and other cash-based awards. Directors, officers and other employees of the Company and its subsidiaries, as well as others performing consulting or advisory services for the Company, will be eligible for grants under the 2018 Incentive Plan.

With respect to awards granted under the 2018 Incentive Plan that are based on the attainment of performance goals, the Company may base the performance goals on one or more measures including, but not limited to, the measures listed on Exhibit 99.3.

A description of the material terms and conditions of the 2018 Incentive Plan can be found in the section entitled “Unimin Compensation Information—Description of 2018 Omnibus Incentive Plan” in the Form S-4. The description of the 2018 Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2018 Incentive Plan, which is filed herewith as Exhibit 10.23.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

In accordance with the Merger Agreement, at the closing of the Merger, the Amended and Restated Certificate of Incorporation of the Company was filed with the Secretary of State of Delaware to, among other amendments, change the name of the Company to “Covia Holdings Corporation,” change the par value of the Company’s common stock to $0.01 and effect an 89.0403467639676 for 1 stock split. In addition, the Company adopted Amended and Restated Bylaws. A description of the material terms and conditions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws can be found in the sections entitled “Description of Combined Company Common Stock” and “Comparison of Stockholder Rights Before and After the Merger” in the Form S-4. The descriptions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, which are filed as Exhibits 3.1 and 3.2, respectively, hereto and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

The information set forth in the Introductory Note and Items 1.01, 2.01, 5.02 and 5.03 of this Current Report is incorporated herein by reference.

In connection with the Merger, on May 31, 2018, Sibelco, as the sole shareholder of the Company prior to the closing of the Merger, approved (i) the Amended and Restated Certificate of Incorporation of the Company reflecting, among other amendments, the change of the Company’s name to “Covia Holdings Corporation,” the change of the par value of the Company’s common stock to $0.01 and an 89.0403467639676 for 1 stock split of the Company’s common stock, (ii) the Amended and Restated Bylaws of the Company, (iii) the issuance of the Company’s common stock to Fairmount Santrol stockholders pursuant to and in accordance with the terms of the Merger Agreement, (iv) the reservation and authorization for issuance to holders of certain Fairmount Santrol equity awards of the Company’s common stock pursuant to and in accordance with the terms of the Merger Agreement, (v) the 2018 Incentive Plan, (vi) the reservation and authorization for issuance of the Company’s common stock pursuant to the 2018 Incentive Plan, (vii) the election of Ms. Deckard and Messrs. Conway, Decat, Deleersnyder, Delloye, Fowler, Hadden, Kelly, Labroue, Lambrechts, LeBaron, Navarre and Scofield as directors of the Company upon the closing of the Merger and (viii) entry into the Merger-related agreements referenced in Item 1.01 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Financial Statements of Business Acquired

The consolidated financial statements of Fairmount Santrol as of December 31, 2017 and 2016 and for the three years ended December 31, 2017 are incorporated herein by reference to pages 74-110 and page 116 in Fairmount Santrol’s annual report on Form 10-K for the year ended December 31, 2017, filed with the Commission on March 13, 2018, as amended on April 16, 2018 and April 23, 2018.

The condensed consolidated financial statements of Fairmount Santrol as of March 31, 2018 and for the three months ended March 31, 2018 and 2017 are incorporated herein by reference to pages 3 to 33 in Fairmount Santrol’s quarterly report on Form 10-Q for the three months ended March 31, 2018, filed with the Commission on May 10, 2018.

Pro Forma Financial Information

The unaudited pro forma combined financial statements of the Company giving effect to the Merger and related transactions as of and for the year ended December 31, 2017 are incorporated herein by reference to pages 100 to 110 in the Form S-4. As permitted by Item 9.01(b)(2) of Form 8-K, pro forma financial statements of the Company giving effect to the Merger and related transactions as of and for the three months ended March 31, 2018, required by Item 9.01(b) of Form 8-K, will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

Unaudited pro forma condensed combined financial information of the Company giving effect to the HPQ Carveout for the years ended December 31, 2017, 2016 and 2015 and as of and for the three months ended March 31, 2018 is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Exhibits

The exhibits listed on the exhibit index at the end of this Current Report on Form 8-K are incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 11, 2017, by and among Unimin Corporation, Fairmount Santrol Holdings Inc., SCR-Sibelco NV, Bison Merger Sub, Inc. and Bison Merger Sub I, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Fairmount Santrol Holdings Inc. filed with the Commission on December 12, 2017).

2.2	Business Contribution Agreement, dated as of May 31, 2018, by and among Unimin Corporation, SCR-Sibelco NV and Sibelco North America, Inc.

3.1	Amended and Restated Certificate of Incorporation of Covia Holdings Corporation.

3.2	Amended and Restated Bylaws of Covia Holdings Corporation.

4.1	Stockholders Agreement, dated as of June 1, 2018, by and among Covia Holdings Corporation, SCR-Sibelco NV and the other parties named therein.

4.2	Registration Rights Agreement, dated as of June 1, 2018, by and between Covia Holdings Corporation and SCR-Sibelco NV.

10.1	Redemption Agreement, dated as of May 31, 2018, by and between Unimin Corporation and SCR-Sibelco NV.

10.2	Tax Matters Agreement, dated as of May 31, 2018, by and between Unimin Corporation and SCR-Sibelco NV.

10.3	Distribution Agreement, dated as of June 1, 2018, by and between Covia Holdings Corporation and SCR-Sibelco NV.

10.4	Distribution Agreement, dated as of June 1, 2018, by and between Covia Holdings Corporation and SCR-Sibelco NV.

10.5	Exclusive Agency Agreement, dated as of June 1, 2018, by and between Covia Holdings Corporation and SCR-Sibelco NV.

10.6	Exclusive Agency Agreement, dated as of June 1, 2018, by and between Covia Holdings Corporation and SCR-Sibelco NV.

10.7	Non-Compete Agreement, dated as of June 1, 2018, by and between Covia Holdings Corporation and SCR-Sibelco NV.

10.8	Transition Services Agreement, dated as of May 31, 2018, by and between Unimin Corporation and Sibelco North America, Inc.

10.9	Transition Services Agreement, dated as of June 1, 2018, by and between Covia Holdings Corporation and SCR-Sibelco NV.

10.10	Credit and Guarantee Agreement, dated as of June 1, 2018, by and among Covia Holdings Corporation, Barclays Bank PLC and BNP Paribas Securities Corp. as lead arrangers and joint bookrunners, and the other parties named therein.

10.11	Pledge and Security Agreement, dated as of June 1, 2018, by and among Covia Holdings Corporation, Barclays Bank PLC and BNP Paribas Securities Corp. and the other parties named therein.

10.12	Trademark License Agreement, dated as of June 1, 2018, by and between Covia Holdings Corporation and SCR-Sibelco NV.

10.13	Trademark Assignment Agreement, dated as of June 1, 2018, by and between Covia Holdings Corporation and Sibelco Nederland NV.

10.14	Patent License Agreement, dated as of June 1, 2018, by and between Covia Holdings Corporation and SCR-Sibelco NV.

10.15	Patent License Agreement, dated as of June 1, 2018, by and between Covia Holdings Corporation and SCR-Sibelco NV.

10.16	Patent License Agreement, dated as of June 1, 2018, by and between Covia Holdings Corporation and SCR-Sibelco NV.

10.17	Patent License Agreement, dated as of June 1, 2018, by and between Covia Holdings Corporation and SCR-Sibelco NV.

10.18	Patent License Agreement, dated as of June 1, 2018, by and between Covia Holdings Corporation and SCR-Sibelco NV.

10.19	Patent License Agreement, dated as of June 1, 2018, by and between Covia Holdings Corporation and SCR-Sibelco NV.

10.20	Redemption Agreement, related to the Cash Redemption, by and between Unimin Corporation and SCR-Sibelco NV.

10.21	Intercompany Note, related to the Cash Redemption, by and between Unimin Corporation and SCR-Sibelco NV.

10.22	Form of Indemnification Agreement.

10.23	2018 Omnibus Incentive Plan of Covia Holdings Corporation.

10.24	Form of FMSA Holdings Inc. Long Term Incentive Compensation Plan (incorporated by reference to Exhibit 10.11 to the registration statement on Form S-1 of Fairmont Santrol Holdings Inc., filed with the Commission on September 18, 2014).

10.25	Form of Stock Option Agreement for FMSA Holdings Inc. Long Term Incentive Compensation Plan (incorporated by reference to Exhibit 10.12 to the registration statement on Form S-1 of Fairmont Santrol Holdings Inc., filed with the Commission on September 18, 2014).

10.26	Amendment I to the FMSA Holdings Inc. Long Term Incentive Compensation Plan Stock Option Agreement (incorporated by reference to Exhibit 10.13 to the registration statement on Form S-1 of Fairmont Santrol Holdings Inc., filed with the Commission on September 18, 2014).

10.27	Form of FMSA Holdings Inc. Stock Option Plan (incorporated by reference to Exhibit 10.14 to the registration statement on Form S-1 of Fairmont Santrol Holdings Inc., filed with the Commission on September 18, 2014).

10.28	Form of Stock Option Agreement for FMSA Holdings Inc. Stock Option Plan (incorporated by reference to Exhibit 10.15 to the registration statement on Form S-1 of Fairmont Santrol Holdings Inc., filed with the Commission on September 18, 2014).

10.29	Amendment I to the FMSA Holdings Inc. Stock Option Agreement (incorporated by reference to Exhibit 10.16 to the registration statement on Form S-1 of Fairmont Santrol Holdings Inc., filed with the Commission on September 18, 2014).

10.30	Fairmount Santrol Holdings Inc. 2014 Long Term Incentive Plan, as amended (incorporated by reference to Appendix A to the Definitive Proxy Statement of Fairmont Santrol Holdings Inc., filed with the Commission on April 6, 2017).

10.31	Form of Stock Option Agreement for FMSA Holdings Inc. 2014 Long Term Incentive Plan (incorporated by reference to Exhibit 10.18 to the registration statement on Form S-1 of Fairmont Santrol Holdings Inc., filed with the Commission on September 18, 2014).

10.32	Form of Notice of Grant of Stock Option for FMSA Holdings Inc. 2014 Long Term Incentive Plan (incorporated by reference to Exhibit 10.19 to the registration statement on Form S-1 of Fairmont Santrol Holdings Inc., filed with the Commission on September 18, 2014).

10.33	Form of Restricted Stock Unit Agreement for FMSA Holdings Inc. 2014 Long Term Incentive Plan (incorporated by reference to Exhibit 10.21 to the registration statement on Form S-1 of Fairmont Santrol Holdings Inc., filed with the Commission on September 18, 2014).

10.34	Form of Notice of Grant of Restricted Stock Unit for FMSA Holdings Inc. 2014 Long Term Incentive Plan (incorporated by reference to Exhibit 10.22 to the registration statement on Form S-1 of Fairmont Santrol Holdings Inc., filed with the Commission on September 18, 2014).

10.35	Omnibus Amendment to Outstanding Stock Option Agreements under the FMSA Holdings Inc. 2014 Long Term Incentive Plan (incorporated by reference to Exhibit 10.2 to the current report on Form 8-K of Fairmont Santrol Holdings Inc., filed with the Commission on December 16, 2015).

10.36	Omnibus Amendment to Outstanding Restricted Stock Unit Agreements under the FMSA Holdings Inc. 2014 Long Term Incentive Plan (incorporated by reference to Exhibit 10.3 to the current report on Form 8-K of Fairmont Santrol Holdings Inc., filed with the Commission on December 16, 2015).

10.37	Omnibus Amendment to Outstanding Stock Option Agreements under FMSA Holdings Inc. 2006 Long Term Incentive Compensatory Plan (incorporated by reference to Exhibit 10.1 to the quarterly report on Form 10-Q of Fairmont Santrol Holdings Inc., filed with the Commission on November 3, 2016).

10.38	Omnibus Amendment to Outstanding Stock Option Agreements under FMSA Holdings Inc. 2010 Stock Option Plan (incorporated by reference to Exhibit 10.2 to the quarterly report on Form 10-Q of Fairmont Santrol Holdings Inc., filed with the Commission on November 3, 2016).

10.39	Amended and Restated Omnibus Amendment to Outstanding Stock Option Agreements under FMSA Holdings Inc. 2014 Long Term Incentive Plan (incorporated by reference to Exhibit 10.3 to the quarterly report on Form 10-Q of Fairmont Santrol Holdings Inc., filed with the Commission on November 3, 2016).

10.40	Amendment No. 1 to the FMSA Holdings Inc. 2014 Long Term Incentive Plan, dated February 1, 2017, by Fairmount Santrol Holdings Inc. (incorporated by reference to Exhibit 10.37 to the annual report on Form 10-K of Fairmount Santrol Holdings Inc., filed with the Commission on March 9, 2017).

23.1	Consent of PricewaterhouseCoopers, LLP, independent registered public accounting firm of Fairmount Santrol Holdings Inc.

99.1	Press Release, dated June 1, 2018.

99.2	Unaudited pro forma condensed combined financial statements of Covia Holdings Corporation, giving effect to the HPQ Carveout, for the years ended December 31, 2017, 2016 and 2015 and as of and for the three months ended March 31, 2018.

99.3	Performance Measures for purposes of the 2018 Omnibus Incentive Plan of Covia Holdings Corporation.

Schedules and exhibits have been omitted from Exhibits 2.1 and 2.2 in accordance with Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request, subject to the registrant’s right to request confidential treatment of any requested schedule or exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Covia Holdings Corporation

Dated: June 6, 2018	By:	/s/ Andrew D. Eich
Name: Andrew D. Eich
Title: Executive Vice President and Chief Financial Officer